Pro forma Homebuilding Statistics Exhibit 99.1 Q1-17 Q2-17 Q3-17 Q4-17 FY-17 Q1-18 Q2-18 Q3-18 Q4-18 FY-18 New Orders 9,952 13,386 11,128 10,828 45,294 10,910 14,440 12,319 10,611 48,280 East 3,720 5,326 4,658 4,458 18,162 4,307 5,643 5,224 4,867 20,041 Central 1,276 1,618 1,298 1,328 5,520 1,414 2,004 1,662 1,404 6,484 Texas 1,704 2,062 1,601 1,777 7,144 1,668 2,346 1,909 1,449 7,372 West 3,237 4,349 3,548 3,228 14,362 3,492 4,426 3,502 2,883 14,303 Other 15 31 23 37 106 29 21 22 8 80 Deliveries 9,102 11,337 11,327 12,062 43,828 9,994 12,095 12,613 14,154 48,856 East 3,401 4,356 4,685 4,897 17,339 3,827 4,553 4,862 5,989 19,231 Central 1,151 1,366 1,432 1,427 5,376 1,295 1,589 1,735 1,887 6,506 Texas 1,611 2,116 1,852 2,056 7,635 1,526 1,974 2,169 1,913 7,582 West 2,910 3,469 3,344 3,632 13,355 3,307 3,953 3,827 4,347 15,434 Other 29 30 14 50 123 39 26 20 18 103 Notes: Information includes CAA for all periods, adjusted to conform to LEN reporting periods Reported regions: East: Florida, New Jersey, North Carolina and South Carolina Central: Georgia, Illinois, Indiana, Maryland, Minnesota, Tennessee and Virginia Texas: Texas West: Arizona, California, Colorado, Nevada, Oregon, Utah and Washington Other: Urban Divisions LENNAR CORPORATION